Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 (No. 333-292185) of our report dated April 29, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of YXT.COM Group Holding Limited for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, the People’s Republic of China

June 26, 2026